EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES TAX REPORTING INFORMATION FOR 2022 PREFERRED SHARE DISTRIBUTIONS

DALLAS, January 26, 2023 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced the tax reporting (Federal Form 1099-DIV) information for the 2022 distributions on its Series D, F, G, H, I and J preferred shares.
The amounts below represent the income tax treatment applicable to each distribution that is reportable in 2022. The preferred distributions that the Company paid on January 14, 2022 to stockholders of record as of December 31, 2021 are reportable in 2022. The preferred distributions that the Company paid on January 17, 2023 to stockholders of record as of December 30, 2022 will be reportable in 2023.
The income tax treatment for the 2022 distributions for Ashford Hospitality Trust, Inc. Series D Cumulative Preferred Stock CUSIP #044103406 traded on the NYSE under ticker symbol “AHTPrD” is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Section 199A Dividend	Capital Gain Distribution	Return of Capital
Total Cash Per Share	$2.1125000	$0.0000000	$0.0000000	$0.0000000	$2.1125000
Percent	100%	0%	0%	0%	100%

The income tax treatment for the 2022 distributions for Ashford Hospitality Trust, Inc. Series F Cumulative Preferred Stock CUSIP #044103604 traded on the NYSE under ticker symbol “AHTPrF” is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Section 199A Dividend	Capital Gain Distribution	Return of Capital
Total Cash Per Share	$1.8438000	$0.0000000	$0.0000000	$0.0000000	$1.8438000
Percent	100%	0%	0%	0%	100%

The income tax treatment for the 2022 distributions for Ashford Hospitality Trust, Inc. Series G Cumulative Preferred Stock CUSIP #044103703 traded on the NYSE under ticker symbol “AHTPrG” is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Section 199A Dividend	Capital Gain Distribution	Return of Capital
Total Cash Per Share	$1.8438000	$0.0000000	$0.0000000	$0.0000000	$1.8438000
Percent	100%	0%	0%	0%	100%

The income tax treatment for the 2022 distributions for Ashford Hospitality Trust, Inc. Series H Cumulative Preferred Stock CUSIP #044103802 traded on the NYSE under ticker symbol “AHTPrH” is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Section 199A Dividend	Capital Gain Distribution	Return of Capital
Total Cash Per Share	$1.8750000	$0.0000000	$0.0000000	$0.0000000	$1.8750000
Percent	100%	0%	0%	0%	100%

The income tax treatment for the 2022 distributions for Ashford Hospitality Trust, Inc. Series I Cumulative Preferred Stock CUSIP #044103885 traded on the NYSE under ticker symbol “AHTPrI” is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Section 199A Dividend	Capital Gain Distribution	Return of Capital
Total Cash Per Share	$1.8750000	$0.0000000	$0.0000000	$0.0000000	$1.8750000
Percent	100%	0%	0%	0%	100%

The income tax treatment for the 2022 distributions for Ashford Hospitality Trust, Inc. Series J Preferred Stock (CUSIPs #04410A400 and 04410A863) is as follows:

Distribution Type
	Distributions Per Share	Ordinary Taxable Dividend	Section 199A Dividend	Capital Gain Distribution	Return of Capital
Total Cash Per Share	$0.1666000	$0.0000000	$0.0000000	$0.0000000	$0.1666000
Percent	100%	0%	0%	0%	100%

In accordance with IRS Code Section 6045B, the Company will post Form 8937, Report of Organizational Actions Affecting Basis of Securities, which may be found in the Corporate Actions section of the Company's website. This form provides detailed information on the return of capital amount of the preferred share distributions.
The Company encourages stockholders to consult with their own tax advisors with respect to the federal, state and local, and foreign income tax effects of these dividends.
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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19, and the rate of adoption and efficacy of vaccines to prevent COVID-19, on our business and investment strategy; our ability to repay, refinance, or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.